UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 22, 2005


                        INTERNATIONAL DISPLAYWORKS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                          0-27002                   94-3333649
       --------                          -------                   ----------
(State or other jurisdiction of  (Commission File Number)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        1613 Santa Clara Drive, Suite 100
                           Roseville, California 95661
                           ---------------------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 797-6800
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations
------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement

     On June 22, 2005, International DisplayWorks, Inc. (the "Company") entered into Amendment No. 2 to the Purchase Agreement ("Amendment No. 2") with Three-Five Systems, Inc. ("TFS"), with an effective date of March 30, 2005. Amendment No. 2 amends a portion of the earn-out provision under the Purchase Agreement.

     Under the terms of the Purchase Agreement, TFS could earn additional payment under an earn-out provision based on specific revenue targets, which had to be met in order to qualify for any earn-out payment (the "Earn-Out"). The Purchase Agreement contemplated that the Earn-Out would be paid on May 1, 2006 in the form of common stock of the Company based on the trailing five day average closing price preceding March 31, 2006 (the "Earn-Out Issuance"). Since the Company's calculation of potential Earn-Out Issuance did not approach a significant percentage of shares of common stock, based on current market prices and other assumptions on March 30, 2005, the Agreement did not contemplate that the Earn-Out Issuance would be subject to shareholder approval. Nevertheless, NASDAQ Marketplace Rule 4350(i) requires shareholder approval unless the future Earn-Out Issuance is limited to less than 20% of the issued and outstanding shares measured on the date of the acquisition. Accordingly, to clarify the parties intent and to comply with Rule 4350(i), the parties have entered into Amendment No. 2 to the Purchase Agreement to clarify that no Earn-Out Issuance in excess of 19.9% of the issued and outstanding shares of the Company, as measured on March 30, 2005, will be made unless and until the Company receives the required approval of its shareholders. The Company does not believe Amendment No. 2 will have any material effect on the Purchase Agreement or the Earn-Out Issuance.

     For more information, see Amendment No. 2 to the Purchase Agreement attached hereto as Exhibit 10, the Purchase Agreement attached to the Company's current report filed on March 31, 2005, and Amendment No.1 to the Purchase Agreement attached to the Company's quarterly report on June 6, 2005.

Section 3 - Securities and Trading Markets
------------------------------------------

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     The Company received notice that it did not satisfy a NASDAQ Marketplace Rule, due to wording in the Purchase Agreement with TFS related to the Earn-Out Issuance. Prior to receiving the notice, the Company amended the Purchase Agreement, as noted above, to comply with the rule, and is now in compliance.

     On June 23, 2005, the Company received written notification from the NASDAQ Stock Market Inc. ("NASDAQ") indicating that the Company was previously not in compliance with NASDAQ Marketplace Rules 4350(i) and 4310(c)(17) due to the lack of a threshold limitation on the Earn-Out Issuance under the Purchase Agreement. Under NASDAQ Marketplace Rule 4350(i), future issuances in connection with an acquisition may be deemed to result in issuance of more than 20% of the issued and outstanding shares of common stock on the date of the acquisition, unless

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there are threshold  limitations placed on such issuances.  Any issuance of more than 20% of the issued and outstanding shares in connection with an acquisition would require shareholder approval prior to the issuance of 20% or more of the common stock of the Company or 20% or more of the voting power outstanding before the issuance. Under NASDAQ Marketplace Rule 4310(c)(17), a company is required to notify NASDAQ of any transactions that may result in the potential issuance of more than 10% of the total shares outstanding on a pre-transaction basis, such notification should be provided at least 15 calendar days prior to the entry of such a transaction.

     As described in Item 1.01 above, in order to more fully comply with NASDAQ Marketplace Rule 4350(i), on June 22, 2005 the Company entered into Amendment No. 2 with TFS, pursuant to which the Purchase Agreement was amended to add clarifying language consistent with Rule 4350(i).

     The Company has been informed by NASDAQ that Amendment No. 2 addresses Rule 4350(i), and the Company is currently in compliance with the Rules.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

         Item 9.01 Financial Statements and Exhibits
         -------------------------------------------

         Exhibit No.                Exhibit Description
         -----------                -------------------
              10                    Amendment No. 2 to the Purchase Agreement




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERNATIONAL DISPLAYWORKS, INC.,
                             a Delaware corporation

                             /s/ Alan M. Lefko
Dated:  June 24, 2005        -------------------------------
                             Alan M. Lefko,
                             Vice President Finance


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                                  EXHIBIT INDEX




         Exhibit No.                Exhibit Description
         -----------                -------------------
         10                         Amendment No. 2 to the Purchase Agreement